UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): January 15, 2007

MOTIENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23044	93-0976127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Knightsbridge Pkwy. Lincolnshire, IL	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 478-4200

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected financial position and operating results, our business strategy, and our financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” or “intend.” These forward-looking statements reflect our plans, expectations, and beliefs and, accordingly, are subject to certain risks and uncertainties. We cannot guarantee that any of such forward-looking statements will be realized.

Statements regarding factors that may cause actual results to differ materially from those contemplated by such forward-looking statements (“Cautionary Statements”) include, among others, those under the caption “Risk Factors” in our reports filed with the Securities and Exchange Commission. All of our subsequent written and oral forward-looking statements (or statements that may be attributed to us) are expressly qualified by the Cautionary Statements. You should carefully review the risk factors described in our filings with the Securities and Exchange Commission.

Our forward-looking statements are based on information available to us today, and we undertake no obligation to update these statements. Our actual results may differ significantly from the results discussed.

Item 1.01 – Entry into Material Definitive Agreement.

On January 15, 2007, Motient Corporation entered into an Exchange Agreement (the "Exchange Agreement") with BCE Inc. pursuant to which BCE will exchange 5,073,715 shares of common stock of TerreStar Networks Inc. (“TerreStar”) held by it for 9,031,213 shares of common stock of Motient (the “Motient Shares”). A copy of the Exchange Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. On January 15, 2007, Motient Corporation and BCE Inc. also entered into a Registration Rights Agreement (the "Registration Rights Agreement") pursuant to which Motient has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) for the registration of the resale of the Motient Shares. A copy of the Registration Rights Agreement is filed as Exhibit 10.2 hereto and is incorporated herein by reference. The exchange will occur promptly following the date on which such registration statement is first declared effective by the SEC. Motient was obligated to enter into the Exchange Agreement with BCE pursuant to a letter agreement dated June 22, 2006 between Motient and TMI Communications Delaware, Limited Partnership, a limited partnership that was at the time indirectly wholly owned by BCE Inc. (“TMI Delaware”). Following the effective date of the letter agreement, the TerreStar shares held by TMI Delaware were transferred to BCE Inc.

Motient currently owns approximately 70% of the outstanding shares of common stock of TerreStar, on an issued and outstanding basis. Following the consummation of the exchange with BCE, Motient will hold approximately 84% of the outstanding shares of TerreStar, on an issued and outstanding basis. In addition, Motient has agreed to exchange 1,087,045 shares of its common stock for approximately 610,699 shares of TerreStar common stock with certain other holders of TerreStar common stock in transactions it anticipates will close on the same date as the exchange transaction with BCE. Upon closing these transactions, Motient will hold approximately 86% of the outstanding shares of TerreStar, on an issued and outstanding basis. In addition, Motient has agreed to offer to exchange shares of its common stock for shares of TerreStar common stock held by certain TerreStar option holders at the same exchange ratio as Motient’s transactions with BCE and the other TerreStar stockholders.

Motient entered into the Exchange Agreement with TMI Delaware and the other TerreStar stockholders and option holders to satisfy certain tag-along obligations set forth in the TerreStar Networks Inc. Stockholder Agreement, as amended. Pursuant to the TerreStar Stockholders Agreement, Motient was obligated to offer to exchange shares of TerreStar common stock held by certain TerreStar stockholders on identical economic terms as Motient exchanged shares of its common stock for shares of TerreStar common stock held by funds affiliated with Columbia Capital and funds affiliated with Spectrum Equity Investors, which transactions were consummated on September 25, 2006.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

10.1	Exchange Agreement dated January 15, 2007 by and among Motient Corporation, MVH Holdings Inc. and BCE Inc.

10.2	Registration Rights Agreement dated January 15, 2007 by and between Motient Corporation and BCE Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTIENT CORPORATION

By:	/s/ Jeffrey Epstein
Jeffrey Epstein
General Counsel and Secretary

Date: January 22, 2007